UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 17, 2011

PhotoMedex, Inc.
(Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

147 Keystone Drive, Montgomeryville, Pennsylvania	18936
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

PhotoMedex, Inc. (the “Company”) has joined in the execution and delivery of settlement agreements for the following five lawsuits, each of which has either been dismissed or is in the process of being dismissed. The parties to the actions have entered into general mutual releases of related claims. Other terms of the settlements, by agreement among the parties, remain confidential to the parties. The Company has determined that its technological advances and leading position in the marketplace have caused the benefits to be derived from these actions to be inconsequential in the marketplace, that the financial impact of the settlements is, in the aggregate, immaterial to the Company and that the additional legal costs of continuing to pursue each of these actions are no longer warranted. The settled actions are:

The action captioned PhotoMedex, Inc. v. Dean Stewart Irwin, et al., Case No. 04 CV 0024 JLS (CAB) in the United States District Court, Southern District of California.

The action captioned RA Medical Systems, Inc. v. PhotoMedex, Inc., Case No. 06 CV 1470 JLS (CAB) in the United States District Court, Southern District of California.

The action captioned Francis C. Lee, M.D., S.C., d/b/a Lee Institute of Skin and Laser v. Ra Medical Systems, Inc., Dean Irwin, PhotoMedex, Inc. and Dan Furey, Docket no. 09-L-175 in the Circuit Court of the Sixth Judicial Circuit, Macon County, Illinois.

The action captioned St. Paul Fire and Marine Insurance Company v. PhotoMedex, Inc., Case No. 09-cv-448-H (JMA) in the United States District Court, Southern District of California.

The action captioned PhotoMedex, Inc. v. St. Paul Fire and Marine Insurance Co., Case No. 2:09-cv-896 in the United States District Court, Eastern District of Pennsylvania.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date: May 23, 2011	By: /s/ Dennis McGrath
Dennis McGrath Chief Executive Officer